Exhibit 99.1

comScore Reports Second Quarter 2012 Results

RESTON, VA –August 2, 2012 – comScore, Inc. (NASDAQ: SCOR), a leader in measuring the digital world, today announced financial results for the second quarter of 2012.

In the second quarter of 2012, comScore reported quarterly revenue of $60.3 million, an increase of 4% over the second quarter of 2011. Revenue growth in the second quarter of 2012 was adversely affected primarily by declines in the Company’s TV copy testing business and to a lesser degree by foreign currency fluctuations.

comScore entered the copy testing business in 2010 following the acquisition of ARSgroup, which offered survey based studies that help advertisers to pre-screen a TV commercial before putting it on the air. Recently, increased competition from suppliers who offer global offline research fielding capabilities encompassing countries with low Internet penetration has resulted in copy testing ceasing to be a strategic fit for comScore. Excluding the Company’s copy testing business which impacted revenue by 5% in the quarter, second quarter revenue measured on a non-GAAP pro forma basis would have increased 9% over the comparable period in 2011.

comScore also recorded a charge of $3.3 million for impairment of related TV copy testing intangible assets during the second quarter of 2012. GAAP loss before income taxes was ($6.4) million and GAAP net loss was ($6.6) million. This represents a GAAP net loss of ($0.20) per basic and diluted share. Non-GAAP net income was $13.1 million, or $0.37 per diluted share, an increase of 144% from the second quarter of 2011. Adjusted EBITDA was $9.6 million or 16% of revenue, compared to adjusted EBITDA of $11.1 million in the second quarter of 2011. Reconciliations of the foregoing historical non-GAAP financial measures to the most closely applicable GAAP financial measures are included in the financial tables attached to this press release.

Dr. Magid Abraham, comScore’s president and chief executive officer said, “We are disappointed that our revenue and adjusted EBITDA results were below expectations for the second quarter, largely due to the decline in our non-strategic copy testing business and a greater than expected effect of foreign currency fluctuations.

“However, we believe these factors mask the strength in new contract signings we are experiencing in our comprehensive portfolio of digital business analytics solutions. We are seeing accelerating adoption of our digital campaign measurement solutions, and we estimate that comScore has captured a strong share in the rapidly growing market for digital campaign ratings and performance measurement. In addition, our validated Campaign Essentials (vCE) service recently achieved accreditation from the Media Rating Council (MRC) for campaign validation including ad viewability measurement, a capability critical for delivering on an industry endorsed ‘viewable impression’ currency. Digital Analytix (DAx) is showing traction with customers attracted to its on–the-fly real-time analytics, scalable, big data architecture, and unique capabilities like DAx Monetization to help publishers more effectively monetize display advertising on their sites. In the mobile space, the recently launched Mobile Metrix 2.0 has been well received and has driven an uptick in mobile analytics sales activity. Our core Audience Analytics family, led by Media Metrix 360 is performing well, and our overall renewal rate continued to exceed 90% on a constant dollar basis, while we also added 47 net new customers during the second quarter.

“Although newer products such as vCE and DAx are gaining traction, these products have a more extended revenue recognition ramp compared to products in our base business. While we remain optimistic as to our long-term growth outlook excluding the copy testing business, we are adjusting our full year revenue outlook to reflect these revenue recognition dynamics and greater anticipated foreign exchange impact due to the fragile economy in Europe, as well as the effects of declines in traditional TV copy testing revenues. At the same time, a strengthening market position, and robust bookings activity underscore our confidence in our longer-term growth and profitability prospects.”

Financial Outlook

comScore’s expectations for the third quarter of 2012 are outlined in the table below:

Revenue	$60.5 million to $63.5 million

GAAP (loss) income before income taxes	($4.7) million to ($2.7) million

Adjusted EBITDA*	$8.0 million to $10.0 million

Estimated fully-diluted shares	35.8 million

comScore’s expectations for full year 2012 are outlined in the table below:

Revenue	$248.1 million to $255.1 million

GAAP income (loss) before income taxes	($12.1) million to ($8.1) million

Adjusted EBITDA*	$40.2 million to $44.2 million

Estimated fully-diluted shares	35.2 million

*	Reconciliations of GAAP to non-GAAP measures are set forth in the attachments to this press release.

Due to the high variability and difficulty in predicting certain items that affect GAAP net income, such as tax rates and stock price, comScore is unable to provide a complete reconciliation of Adjusted EBITDA to net income (loss) on a forward-looking basis without unreasonable efforts. However, a reconciliation of forward-looking Adjusted EBITDA to GAAP income (loss) before income taxes is set forth in the attachments to this press release.

Given the above discussion regarding our copy-testing business, we are also providing non-GAAP pro forma revenue and pro forma adjusted EBITDA guidance reconciliations that exclude this business in the attachments to this press release.

Conference Call Information:

Management will provide commentary on the company’s results in a conference call on Thursday, August 2 at 5:00 pm ET.

The conference call and replay can be accessed by telephone and webcast as follows:

Call-in Number: 888-713-4209, Pass code 80995651

(International) 617-213-4863, Pass code 80995651

Replay Number: 888-286-8010, Pass code 27823252

(International) 617-801-6888, Pass code 27823252

Webcast (live and replay): http://ir.comscore.com/events.cfm

About comScore

comScore, Inc. (NASDAQ: SCOR) is a global leader in measuring the digital world and preferred source of digital business analytics. For more information, please visit http://www.comscore.com/companyinfo.

Non-GAAP Financial Measures

comScore reports all financial information required in accordance with generally accepted accounting principles (GAAP). comScore believes, however, that evaluating its ongoing operating results will be enhanced if it also discloses certain non-GAAP information because it is useful to understand comScore’s performance, as it excludes non-cash and other charges that many investors believe may obscure comScore’s on-going operating results.

For example, comScore uses non-GAAP net income, which excludes stock-based compensation, amortization of acquired intangible assets, impairment of intangible assets, impairment of marketable securities, costs from acquisitions, restructurings and other non-recurring items, the non-cash deferred tax provision, litigation and related settlement costs, and the purchase accounting impact on acquired deferred revenue. comScore reports non-GAAP EPS (diluted), which uses non-GAAP net income in lieu of GAAP net income in calculating earnings per share. Non-GAAP pro forma revenue excludes the estimated effects of revenue generated from ARS products. Adjusted pro forma EBITDA also excludes the estimated effects of operations related to ARS products.

In addition, comScore believes that adjusted EBITDA is a useful measure for investors to use to evaluate its operating performance. Adjusted EBITDA comprises non-GAAP net income further adjusted to exclude the cash tax provision, depreciation, interest income (expense) net, and costs not associated with ongoing operations, such as acquisition related, litigation and related settlement costs. A reconciliation of comScore’s GAAP results to these non-GAAP measures is included in the financial tables accompanying this release.

The company believes that adjusted EBITDA is an important indicator of the company’s operational strength and the performance of its business because it provides a link between profitability and operating cash flow. Adjusted EBITDA is also widely used by investors and analysts as a supplemental measure to evaluate the overall operating performance of companies in comScore’s industry. comScore’s management also uses adjusted EBITDA extensively as a measure of operating performance because it does not include the impact of items not directly resulting from its core operations. Moreover, the company’s management uses the measure for planning purposes, to allocate resources and to evaluate the effectiveness of the company’s business strategies and management’s performance.

The company believes that excluding certain costs from non-GAAP net income and EPS and from adjusted EBITDA provides a meaningful indication to investors of the expected on-going operating performance of the company. Specifically as it relates to acquisitions and restructurings, the exclusion of these costs reflects the expected benefits realized or to be realized upon the integration of acquired entities into comScore, and the realized benefits of the restructurings.

comScore’s management also uses free cash flow as a non-GAAP measure of the company’s operating cash flow less cash expenditures for capital spending and acquisition-related costs as a key indicator of the company’s operating cash flow performance.

Whenever comScore uses such historical non-GAAP financial measures, it provides a reconciliation of historical non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measure included in the financial tables accompanying this release. Although the company provides a reconciliation of historical non-GAAP financial measures, due to the high variability and difficulty in predicting certain items that affect net income, such as tax rates and stock price, comScore is unable to provide a complete reconciliation of adjusted EBITDA to net income on a forward-looking basis without unreasonable efforts. However, a reconciliation of forward-looking adjusted EBITDA to GAAP income (loss) before income taxes is set forth in the attachment to this press release.

These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. The use of certain non-GAAP financial measures requires management to make estimates and assumptions regarding amounts of assets and liabilities and the amounts of revenue and expense during the reporting periods. Significant estimates and assumptions are inherent in the analysis and the measurement of certain elements of non-GAAP financial measures such as the impact of purchase accounting on acquired deferred revenue and the amortization of deferred contract costs associated with acquired deferred revenue. comScore bases its estimates on historical experience and assumptions that it believes are reasonable. Actual results could differ from those estimates.

Cautionary Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, comScore’s expectations as to adoption of new products and services by existing customers; expectations regarding continued growth of its customer base; expectations as to customer renewal rates; expectations regarding the customer reception, impact and financial benefits of, as well as the expected recognition of revenue from, certain products, such as Digital Analytix and validated Campaign Essentials products; expectations as to the benefits of accreditation of certain products by industry standards bodies such as the Media Ratings Council; expectations regarding uncertainties in foreign currency exchange rates and macroeconomic conditions, particularly in Europe; expectations and forecasts of future financial performance, including related growth rates and components thereof; and assumptions related to growth for the third quarter and full year of 2012. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: comScore’s ability to generate strong revenue and margin growth in future periods; comScore’s ability to manage its growth, including through acquisitions; comScore’s ability to sell new or additional products and attract new customers, as well as longer sales cycles related to newer products such as validated Campaign Essentials and Digital Analytix; comScore’s ability to convert long-term contracts to revenue in future periods; comScore’s ability to sell additional subscription-based products to customers; comScore’s ability to sell additional products and services to existing customers; limitations over comScore’s control of certain variables in financial forecasts such as the effects of foreign currency exchange rates and macroeconomic conditions; and the volatility of quarterly results and expectations.

For a detailed discussion of these and other risk factors, please refer to comScore’s Annual Report on Form 10-K for the period ended December 31, 2011, Quarterly Report on Form 10-Q for the period ended March 31, 2012 and from time to time other filings with the Securities and Exchange Commission (the “SEC”), which are available on the SEC’s Web site (http://www.sec.gov).

Stockholders of comScore are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. comScore does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.

Contact:

Kenneth Tarpey

Chief Financial Officer

comScore, Inc.

(703) 438-2305

ktarpey@comscore.com

comScore, Inc.

Condensed Consolidated Statements of Operations

(dollars in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(unaudited)		(unaudited)

Revenues	$60,291	$58,095	$122,566	$111,046

Cost of revenues (excludes amortization of intangible assets; shown below) (1)	20,371	19,302	40,772	36,440
Selling and marketing (1)	22,235	19,717	43,580	37,886
Research and development (1)	8,267	8,833	16,303	16,732
General and administrative (1)	9,725	13,977	18,831	24,295
Amortization of intangible assets	2,302	2,434	4,622	4,428
Impairment of intangible assets	3,349	—	3,349	—

Total expenses from operations	66,249	64,263	127,457	119,781

Loss from operations	(5,958)	(6,168)	(4,891)	(8,735)
Interest and other (expense) income, net	(169)	(124)	(367)	(213)
(Loss) gain from foreign currency	(304)	102	(567)	252

Loss before income taxes	(6,431)	(6,190)	(5,825)	(8,696)
Income tax (provision) benefit	(156)	(2,039)	(1,233)	133

Net loss	$(6,587)	$(8,229)	$(7,058)	$(8,563)

Net loss available to common stockholders per common share:
Basic	$(0.20)	$(0.26)	$(0.21)	$(0.27)
Diluted	$(0.20)	$(0.26)	$(0.21)	$(0.27)
Weighted-average number of shares used in per share calculation - common stock
Basic	33,189,994	31,832,105	32,991,299	31,744,988
Diluted	33,189,994	31,832,105	32,991,299	31,744,988

(1) Amortization of stock-based compensation is included in the line items above as follows:

Cost of revenues	$653	$605	$1,204	$1,068
Selling and marketing	$3,001	$2,066	$5,184	$4,019
Research and development	$485	$627	$890	$1,058
General and administrative	$2,200	$2,208	$4,151	$4,886

comScore, Inc.

Condensed Consolidated Balance Sheets

(dollars in thousands)

	June 30, 2012	December 31, 2011
	(unaudited)	*
Assets
Current assets:
Cash and cash equivalents	$50,296	$38,071
Accounts receivable, net of allowances of $976 and $903, respectively	57,003	64,429
Prepaid expenses and other current assets	18,302	10,379
Deferred tax assets	8,409	6,494

Total current assets	134,010	119,373
Property and equipment, net	27,002	28,272
Other non-current assets	561	347
Long-term deferred tax assets	6,010	16,613
Intangible assets, net	44,803	53,114
Goodwill	101,809	102,338

Total assets	$314,195	$320,057

Liabilities and stockholders’ equity
Current Liabilities:
Accounts payable	$9,805	$10,300
Accrued expenses	17,806	25,891
Deferred revenues	73,331	68,726
Deferred rent	723	1,013
Deferred tax liability	—	155
Capital lease obligations	6,902	6,305

Total current liabilities	108,567	112,390
Deferred rent, long-term	8,108	7,634
Deferred revenue, long-term	674	1,709
Deferred tax liability, long-term	—	183
Capital lease obligations, long-term	5,443	6,676
Other long-term liabilities	927	898

Total liabilities	123,719	129,490

Stockholders’ equity:
Common stock	35	34
Additional paid-in capital	266,617	258,967
Accumulated other comprehensive income	(67)	617
Accumulated deficit	(76,109)	(69,051)

Total stockholders’ equity	190,476	190,567

Total liabilities and stockholders’ equity	$314,195	$320,057

*	Information derived from the audited Consolidated Financial Statements

comScore, Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in thousands)

	Six Months Ended June 30,
	2012	2011
	(unaudited)

Operating Activities:
Net loss	$(7,058)	$(8,563)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	6,922	6,391
Amortization of intangible assets	4,622	4,428
Impairment of intangible assets	3,349	—
Provisions for bad debts	878	69
Stock-based compensation	11,429	11,031
Amortization of deferred rent	188	(482)
Deferred tax provision (benefit)	8,255	(1,484)
(Gain) Loss on asset disposal	(33)	8

Changes in operating assets and liabilities:
Accounts receivable	6,507	1,417
Prepaid expenses and other current assets	(8,179)	(736)
Accounts payable, accrued expenses, and other liabilities	(6,335)	7,218
Deferred revenues	3,712	(125)
Deferred rent	—	520

Net cash provided by operating activities	24,257	19,692

Investing activities:
Purchase of property and equipment	(3,027)	(4,222)
Acquisitions, net of cash acquired	—	(834)

Net cash used in investing activities	(3,027)	(5,056)

Financing activities:
Proceeds from the exercise of common stock options	76	271
Repurchase of common stock	(6,030)	(6,081)
Principal payments on capital lease obligations	(3,289)	(2,653)
Debt issuance costs	—	(69)

Net cash used in financing activities	(9,243)	(8,532)

Effect of exchange rate changes on cash	238	105

Net increase in cash and cash equivalents	12,225	6,209
Cash and cash equivalents at beginning of period	38,071	33,736

Cash and cash equivalents at end of period	$50,296	$39,945

Reconciliation of Income (loss) before income taxes to non-GAAP Net Income and Adjusted EBITDA

(dollars in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(unaudited)		(unaudited)

Income (loss) before income taxes	$(6,431)	$(6,190)	$(5,825)	$(8,696)
Deferred tax benefit (provision)	(7,322)	295	(8,255)	1,484
Current cash tax benefit (provision)	7,166	(2,334)	7,022	(1,351)

Net loss	(6,587)	(8,229)	(7,058)	(8,563)

Purchase accounting impact on acquired deferred revenue	—	300	—	1,600
Amortization of intangible assets	2,302	2,434	4,622	4,428
Impairment of intangible assets	3,349	—	3,349	—
Stock-based compensation	6,339	5,506	11,429	11,031
Costs related to acquisitions, restructuring and other non-recurring items	357	426	357	563
Costs related to litigation	—	5,218	—	5,443
Deferred tax (benefit) provision	7,322	(295)	8,255	(1,484)

Non-GAAP net income	13,082	5,360	20,954	13,018

Current cash tax (benefit) provision	(7,166)	2,334	(7,022)	1,351
Depreciation	3,502	3,290	6,922	6,391
Interest Exp (income), net	164	125	337	230

Adjusted EBITDA	$9,582	$11,109	$21,191	$20,990
Adjusted EBITDA margin (%)	16%	19%	17%	19%

EPS (diluted)	$(0.20)	$(0.26)	$(0.21)	$(0.27)
Non-GAAP EPS (diluted)	$0.37	$0.16	$0.60	$0.40

Weighted-average number of shares used in per share calculation - common stock

GAAP EPS (diluted)	33,189,994	31,832,105	32,991,299	31,744,988
Non-GAAP EPS (diluted)	35,703,981	32,537,182	35,131,485	32,421,332

Reconciliation of Revenue and Adjusted EBITDA to non-GAAP Pro Forma Revenue and non-GAAP Pro Forma Adjusted

EBITDA(1)

(dollars in thousands)

	Three Months Ended June 30,
	2012			2011
	(unaudited)
	As Reported	Adjustment to Exclude Copy Testing Business (3)	Adjusted	As Reported	Adjustment to Exclude Copy Testing Business (3)	Adjusted
Revenue	$60,291	(2,306)	$57,985	$58,095	(4,649)	$53,446
Adjusted EBITDA(2)	$9,582	(345)	$9,237	$11,109	(1,061)	$10,048
Adjusted EBITDA margin (%)	16%	15%	16%	19%	23%	19%

	Six Months Ended June 30,
	2012			2011
	(unaudited)
	As Reported	Adjustment to Exclude Copy Testing Business (3)	Adjusted	As Reported	Adjustment to Exclude Copy Testing Business (3)	Adjusted
Revenue	$122,566	(4,740)	$117,826	$111,046	(8,222)	$102,824
Adjusted EBITDA(2)	$21,191	(571)	$20,620	$20,990	(1,338)	$19,652
Adjusted EBITDA margin (%)	17%	12%	18%	19%	16%	19%

(1)	Pro forma revenue and pro forma EBTIDA are adjusted to exclude the Company’s Copy Testing business
(2)	See reconciliation of Adjusted EBITDA
(3)	Adjustments to exclude copy testing business are based on management’s estimates of the revenues and results of operations of comScore’s copy testing products

Reconciliation of GAAP Operating Cash Flow to Free Cash Flow

(dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(unaudited)		(unaudited)
Net cash provided by operating activities	$12,923	$4,571	$24,257	$19,692
Purchase of property and equipment	(2,420)	(2,644)	(3,027)	(4,222)

Free cash flow	$10,503	$1,927	$21,230	$15,470

Second Quarter 2012 Supplemental Financial and Business Information

(dollars in millions)

	2Q12	2Q11	Change
Subscription Revenue	$51.8	$49.5	4.6%
Project Revenue	$8.5	$8.6	-1.2%
Existing Customer Revenue	$53.7	$49.1	9.4%
New Customer Revenue	$6.6	$9.0	-26.7%
International Revenue	$17.8	$14.7	21.1%
Customer Count	2,069	1,860	11.2%

Reconciliation of GAAP revenue to non-GAAP revenue and reconciliation from Income (loss) before income taxes to Adjusted EBITDA (Guidance)

(dollars in thousands)

Forecasted amounts for the three and twelve month periods ending September 30, 2012 and December 31, 2012 are based on the mid-points of the range of guidance provided herein

The three and twelve month periods ending September 30, 2011 and December 31, 2011 reflect reported results

	Three Months Ended September 30,		Full Year December 31,
	2012	2011	2012	2011
	(unaudited)		(unaudited)
Revenue	$62,000	$58,759	$251,600	$232,392
Purchase accounting impact on acquired deferred revenue	—	—	—	1,600

Non-GAAP Revenue	$62,000	$58,759	$251,600	$233,992

Income (loss) before income taxes	(3,700)	$(5,650)	$(10,050)	$(18,764)
Purchase accounting impact on acquired deferred revenue	—	—		1,600
Amortization of acquired intangibles	2,400	2,458	9,300	9,301
Impairment of intangible assets	—	—	3,349	—
Stock-based compensation	6,000	5,410	23,300	21,260
Costs related to acquisitions, restructuring and other non-recurring items	400	1,771	1,200	3,405
Costs related to litigation	—	3,282	—	11,367
Non-cash settlement of litigation	—	—	—	5,175
Gain on sale of investments	—	(211)	—	(211)
Depreciation	3,700	3,417	14,400	13,352
Interest expense, net	200	201	701	611

Adjusted EBITDA	$9,000	$10,678	$42,200	$47,096

Adjusted EBITDA margin (%)	15%	18%	17%	20%

Estimated Q3 2012 and full year 2012 non-GAAP (Diluted) share count is 35.8M and 35.2M, respectively.

Reconciliation of Revenue and Adjusted EBITDA to non-GAAP Pro Forma Revenue and non-GAAP Pro Forma Adjusted EBITDA(1) (Guidance)

(dollars in thousands)

	Three Months Ended September 30,
	2012			2011
	(unaudited)
	As Forecasted	Adjustment to Exclude Copy Testing Business (3)	Adjusted	As Reported	Adjustment to Exclude Copy Testing Business (3)	Adjusted
Non-GAAP Revenue	$62,000	(2,200)	$59,800	$58,759	(3,849)	$54,910
Adjusted EBITDA(2)	$9,000	(200)	$8,800	$10,678	(860)	$9,818
Adjusted EBITDA margin (%)	15%	9%	15%	18%	22%	18%

	Twelve Months Ended December 31,
	2012			2011
	(unaudited)
	As Forecasted	Adjustment to Exclude Copy Testing Business (3)	Adjusted	As Reported	Adjustment to Exclude Copy Testing Business (3)	Adjusted
Non-GAAP Revenue	$251,600	(9,140)	$242,460	$233,992	(15,689)	$218,303
Adjusted EBITDA(2)	$42,200	(971)	$41,229	$47,096	(3,272)	$43,824
Adjusted EBITDA margin (%)	17%	11%	17%	20%	21%	20%

(1)	Pro forma revenue and pro forma EBTIDA are adjusted to exclude the Company’s copy testing business
(2)	See reconciliation of Adjusted EBITDA
(3)	Adjustments to exclude copy testing business are based on management’s estimates of the revenues and results of operations of comScore’s copy testing products